    AS FILED WITH THE SECURITIES AND EXCHANCE COMMISSION ON JANUARY 30, 1998
                                               Registration No. 333_____________
================================================================================

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                               Monsanto Company
            (Exact name of registrant as specified in its charter)


            Delaware                                     43-0420020
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

800 North Lindbergh Boulevard
St. Louis, Missouri                                        63167
(Address of Principal Executive Offices)                 (Zip Code)


                  MONSANTO MANAGEMENT INCENTIVE PLAN OF 1996
                           (full title of the plan)

                             R. William Ide, III
             Senior Vice President, General Counsel and Secretary
                              Monsanto Company
                        800 North Lindbergh Boulevard
                          St. Louis, Missouri  63167
                   (Name and address of Agent for service)

                                (314) 694-1000
        (Telephone number, including area code, of Agent for service)

                                            Calculation of Registration Fee

=======================================================================================================================
Title of securities        Amount to be              Proposed              Proposed maximum            Amount of
 to be registered           registered           maximum offering         aggregate offering        registration fee
                                                 price per share
 Common Stock               20,850,600               $43.5625              $908,304,262.50            $267,949.78
($2 par value)
=======================================================================================================================

--------------------
<F*>  Article I, Section 4 of the Monsanto Management Incentive Plan of 1996
      (the "Plan") provides that in the event of a stock dividend, stock split, recapitalization, etc., the total number of shares which may be optioned or awarded, the number of shares covered by each outstanding option, commitment or undelivered award, and the price per share of such outstanding options shall be equitably adjusted. Accordingly, pursuant to Rule 416, this registration statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which, by reason of any such event, may become subject to the Plan.

<F**> Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h)(1) and based on the average of the high and low prices of the Common Stock as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions for January 26, 1998.

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Registration Statement (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").


                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) through (g) below of Monsanto Company (hereinafter referred to as the "Company" or "registrant"), and all such other documents or portions of documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on March 24, 1997, which contains audited consolidated financial statements for the Company's most recent fiscal year for which such statements have been filed;

      (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

      (c) The Company's Form 8-K Current Report dated September 1, 1997 and filed on September 16, 1997;

      (d) The Company's Form 8-K Current Report dated December 5, 1997 and filed on December 5, 1997;

      (e)   The Company's Proxy Statement dated July 14, 1997;

      (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

      (g) The description of Monsanto Company common stock, $2.00 par value per share ("Common Stock"), and the description of associated Preferred Stock Purchase Rights contained in registration statements filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

R. William Ide, III, whose opinion regarding the validity of the common stock registered pursuant to this Registration Statement is attached as Exhibit 5 to this Registration Statement, is the Senior Vice President, General Counsel and Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware sets forth provisions pursuant to which directors, officers, employees and agents of the Company may be indemnified against any liability which they may incur in their capacity as such.

Section 59 of the Company's By-Laws provides for indemnification of directors, officers, employees and agents of the Company.

In addition, the Company has entered into indemnification agreements with its directors and officers and maintains directors' and officers' liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

See Exhibit Index at page 7.

ITEM 9.  UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               *      *      *

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               *      *      *

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, and the State of Missouri, on this 30th day of January, 1998.

                                    Monsanto Company
                                    (Registrant)


                                    By  /s/ R. William Ide, III
                                      ----------------------------------------
                                        R. William Ide, III
                                        Senior Vice President, General Counsel
                                        and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                               Date
         ---------                        -----                               ----
          <F*>                Chairman, Chief Executive Officer         January 30, 1998
-------------------------       and Director
(Robert B. Shapiro)           (Principal Executive Officer)



          <F*>                Vice Chairman and Director                January 30, 1998
-------------------------
(Nicholas L. Reding)



          <F*>                Senior Vice President                     January 30, 1998
-------------------------     (Principal Executive Officer)
(Robert B. Hoffman)



          <F*>                Vice President and Controller             January 30, 1998
-------------------------     (Principal Accounting Officer)
(Michael R. Hogan)



          <F*>                Director                                  January 30, 1998
-------------------------
(Robert M. Heyssel)



                              Director                                  January 30, 1998
-------------------------
Michael Kantor



          <F*>                Director                                  January 30, 1998
-------------------------
(Gwendolyn S. King)



          <F*>                Director                                  January 30, 1998
-------------------------
(Philip Leder)



          <F*>                Director                                  January 30, 1998
-------------------------
(Jacobus F.M. Peters)



          <F*>                Director                                  January 30, 1998
-------------------------
(John S. Reed)



          <F*>                Director                                  January 30, 1998
-------------------------
(John E. Robson)



          <F*>                Director                                  January 30, 1998
-------------------------
(William D. Ruckelshaus)

-----------------
<F*>R. William Ide, III, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed with the Securities and Exchange Commission.


                                         /s/ R. William, Ide, III
                                      ------------------------------
                                             Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------


These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.       Description
-----------       -----------
 (4)              Form of Rights Agreement, dated as of January 26, 1990 between the Company and First
                  Chicago Trust Company of New York as Successor Rights Agent to The First National Bank
                  of Boston (incorporated herein by reference to the Company's Registration Statement on
                  Form 8-A filed with the SEC on January 31, 1990)

 (5)              Opinion of R. William Ide, III, Senior Vice President, General Counsel and Secretary

 (15)             Omitted - Inapplicable

 (23.1)           Consent of Deloitte & Touche LLP

 (23.2)           Consent of Company Counsel - See Exhibit 5

 (24)             Powers of Attorney (incorporated herein by reference to Exhibit 24.1 to the Company's
                  Form 10-K for the year ended December 31, 1996)

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